UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2009

(Updating November 16, 2009 Event)

FEDERAL HOME LOAN BANK OF CHICAGO

(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51401	36-6001019
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Drive Chicago, Illinois		60601
		(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:

(312) 565-5700

Former name or former address, if changed since last report:

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Election of Directors

On November 16, 2009, the Federal Home Loan Bank of Chicago (the "Bank") announced that Roger L. Lehmann, E. David Locke, and Steven F. Rosenbaum had been re-elected and Russell C. Weyers had been newly elected to the Bank's Board of Directors ("Board") and reported this information on the Bank's Form 8-K dated November 16, 2009. At the time of filing such Form 8-K, the committees of the Board to which these directors would be named for 2010 had not yet been determined and the Bank's 2010 Board of Directors Compensation Policy had not yet been approved by the Board. The Bank is filing this Form 8-K/A to report Board committee assignments and expected compensation for these directors.

Board Committee Assignments

On December 17, 2009, the Board appointed the directors named above to serve on the following committees:

Roger L. Lehmann will serve on the Board's Affordable Housing Committee, of which he is Vice Chairman, Personnel and Compensation Committee, of which he is Chairman, and as an alternate member on the Executive and Governance Committee.

E. David Locke will serve on the Board's Public Policy Committee, of which he is Vice Chairman, and Operations and Technology Committee, of which he is Vice Chairman.

Steven F. Rosenbaum will serve on the Board's Public Policy Committee, of which he is Chairman, Personnel and Compensation Committee, and as an alternate member on the Executive and Governance Committee.

Russell C. Weyers will serve on the Board's Public Policy Committee and Operations and Technology Committee.

Director Compensation

Directors serving on the Bank's Board for 2010 will receive compensation under the Bank's 2010 Board of Directors Compensation Policy. Under the policy, directors are entitled to compensation as follows:

(1) The Chairman of the Board will receive $60,000 per year for presiding at the meetings of the Board of Directors and the Executive & Governance Committee and for attending other committee meetings.

(2) The Vice Chairman will receive $55,000 per year for attending meetings of the Board and other committee meetings, as well as chairing meetings of the Board in the Chairman's absence.

(3) The Chairman of the Audit Committee will receive $55,000 per year for attending meetings of the Board and other committee meetings, as well as chairing meetings of the Audit Committee.

(4) The Chairmen of Board committees other than the Audit Committee will each receive $50,000 per year for attending meetings of the Board and other committee meetings, as well as chairing meetings of their respective committees.

(5) Each director, other than those holding any of the positions listed above, will receive $45,000 per year for attending meetings of the Board and meetings of committees to which such director is appointed.

In addition, each director will be reimbursed for reasonable travel, subsistence and other related expenses incurred in connection with the performance of their official duties.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Chicago

Date: December 18, 2009	By: /s/ Peter E. Gutzmer
Peter E. Gutzmer Executive Vice President, General Counsel and Corporate Secretary